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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                         ABINGTON BANCORP CAPITAL TRUST

     THIS CERTIFICATE OF TRUST OF ABINGTON BANCORP CAPITAL TRUST (the "Trust"), dated as of May 6, 1998, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, James P. McDonough, Robert M. Lallo, and Louis Paragon, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. NAME. The name of the business trust formed hereby is Abington Bancorp Capital Trust.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890- 0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective on May 7, 1998.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, has executed this Certificate of Trust as of the date first above written.




                              WILMINGTON TRUST COMPANY,
                                as Delaware Trustee


                              By: /s/ Hammett R. Harrison
                                 ---------------------------------------------
                                 Name: Hammett R. Harrison
                                 Title: Vice President


                              /s/ James P. McDonough, as Administrative Trustee
                              -----------------------
                              James P. McDonough


                              /s/ Robert M. Lallo, as Administrative Trustee
                              ----------------------
                              Robert M. Lallo

                              /s/ Louis A. Paragona, as Administrative Trustee
                              ----------------------
                              Louis Paragona